As filed with the Securities and Exchange Commission on August 31, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 30, 2021

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BGS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On August 30, 2021, B&G Foods issued a press release announcing that we have reached an agreement to sell our Portland, Maine manufacturing facility and 13.5 acre waterfront property. B&G Foods plans to move manufacturing operations of B&M, Underwood and certain other brands to third-party co-manufacturing facilities and existing B&G Foods manufacturing facilities. The decision to close the Portland manufacturing facility, which is more than 100 years old, is consistent with B&G Foods’ ongoing efforts to improve productivity and reduce overall costs.

There are approximately 86 employees at the Portland manufacturing facility. B&G Foods has put in place a plan to offer all eligible employees severance and career transition support.

B&G Foods does not anticipate any disruption in production or the delivery of customer orders relating to the transition of manufacturing operations, which is expected to be completed during the fourth quarter of 2021 or the first quarter of 2022. The sale, which is subject to customary closing conditions, is expected to close by year-end.

In connection with the closing of the facility, B&G Foods expects to trigger a multi-employer pension plan withdrawal liability with an estimated present value of $14.1 million, payable over 20 years in installments of approximately $0.9 million per year. During the third and fourth quarters of fiscal 2021, B&G Foods expects to record cash and non-cash charges relating to the multi-employer pension plan withdrawal liability, employee severance and other employee costs, the write off of equipment and other assets, and other fees, costs and expenses relating to the plant closing. The annual cash payments for the multi-employer pension plan withdrawal liability are expected to be more than offset by cost savings resulting from the transition of the manufacturing operations, and the remainder of the cash portion of the one-time charges are expected to be largely offset by the proceeds of the sale of the Portland property.

A copy of the press release announcing the foregoing is attached to this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated August 30, 2021

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL and contained in Exhibit 101

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: August 31, 2021	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President,
General Counsel and Secretary